EXHIBIT 99.1

Lexaria Bioscience Corp. and Cannadips CBD Announce Definitive

Technology Licensing agreement for CBD Oral Pouch & Dip Category

Kelowna, British Columbia– January 14, 2020 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms, announces that it has reached a definitive agreement to provide its patented DehydraTECHTM technology to Cannadips CBD, the Original Smokeless CBD Dip Brand.

Cannadips CBD is America’s leading and oldest oral pouch, similar to a Snus pouch, formulated with CBD from American hemp. Each tin of Cannadips contains 15 pouches with 10mg of hemp-derived CBD per pouch, no tobacco and no nicotine, and only natural sweeteners. Lexaria, already established as the leader in the CBD oral delivery, has been working with the Boldt Runners team behind the scenes to elevate the product experience.

Lexaria’s DehydraTECH technology is perfectly suited to improve the dipping experience through its fast-acting, high absorption technology that improves the consumer experience. Because Cannadips uses terpene-rich multi spectrum oils as base ingredients, DehydraTECH is able to reduce throat irritation normally associated with some terpenes. Inferior products try to get around this problem by utilizing less efficacious CBD isolate without terpenes that lack the entourage effect derived from multi-spectrum oils.

From Humboldt County, California, Case Mandel Co-Founder and Chief Executive Officer of The Boldt Runners Corporation said “In our quest to create the ultimate smokeless, oral cannabinoid experience for our customers, we found that the DehydraTECH technology solves many challenges and propels the product forward as we pioneer this product category. Through our strong distribution partnership with Kretek International, and our family of strategic retail partners including Sheetz, Kwiktrip, and Circle K we are stoked for the DehydraTECH technology to shine through our tins.

The Cannadips brand is widely distributed: “We are currently in process of rolling out our tins nationally with Circle K and are in approximately 5,000 stores in the United States with additional distribution in Europe with our partnership with Spectrum Leaf,” continued Mandel. “We are currently in process of launching in Circle K Stores nationally and are excited to work with all of our trade partners as we begin to place the technology into production.”

“Lexaria is very happy to be working with Cannadips to create next-generation dipping products demonstrably better than any competitor product in the world today,” said Chris Bunka, Chief Executive Officer of Lexaria Bioscience Corp. “We feel that with our technology, and our team backing the Boldt Runners (Cannadips), we can continue to push the boundaries of the category in partnership even further.”

From Richmond, Virginia, Board Member of Lexaria & Advisor to The Boldt Runners Corporation, Brian Quigley said “This combination of superior science from Lexaria and a unique and strong branded proposition that Cannadips offers with its CBD pouch platform is a winning combination We are excited to be developing a category of products with best in class science to provide adult consumers the simple choice of a better product and a better alternative to tobacco and nicotine.”

Lexaria and Cannadips CBD are presenting “The Cannadips Hoop House Experience” at the 2020 Tobacco Plus Expo (Booth #6162) in Las Vegas, Nevada, January 29 - 30. The experience includes an authentic Hoop House, multiple performances by Deejay Theory a pioneer at the forefront of the global “Tropical Bass” movement, and the debut of new Cannadips flavors Wintergreen, Mango, and “The Humboldt Collection” a unique twist on traditional “straight” dip flavors utilizing Terpenes.

The licensing agreement provided by Lexaria grants Cannadips CBD exclusive rights for the US market for 10 years; a renewal option for an additional 5 years; an option to expand the licence to Europe, Mexico and/or Canada; and contains minimum performance provisions in order to maintain exclusivity.

About Cannadips CBD, manufactured by The Boldt Runners Corporation

Cannadips CBD is based in the heart of Humboldt County, California, home of the traditional Cannabis industry in the US, and built on the same values of quality, craftsmanship, and innovation that have made the region world-famous. Born in 2016 in California’s recreational market, Cannadips is paving the way as one of the most effective methods of smokeless cannabinoid dosing with the Original Smokeless CBD Cannabis Dip Pouch, and the Original Hemp CBD Dip Pouch. Cannadips CBD is distributed in select North American and European markets. For further information please check out www.cannadipsCBD.com and www.cannadips.com.

For regular updates, connect with Cannadips on Instagram http://www.instagram.com/cannadipsCBD/

and on Facebook http://www.facebook.com/cannadipsCBD/

and on LinkedIn http://www.linkedin.com/company/boldtrunners

About Lexaria

Lexaria Bioscience Corp. is a global innovator in drug delivery platforms. Its patented DehydraTECH™ drug delivery technology changes the way Active Pharmaceutical Ingredients enter the bloodstream, promoting healthier ingestion methods, lower overall dosing and higher effectiveness for lipophilic active molecules. DehydraTECH increases bio-absorption; reduces time of onset; and masks unwanted tastes for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. Lexaria has licensed DehydraTECH to multiple companies in the cannabis industry for use in cannabinoid beverages, edibles and oral products; and to a world-leading tobacco producer for the development of smokeless, oral-based nicotine products. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 16 patents granted and over 60 patents pending worldwide.

www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (http://twitter.com/lexariacorp)

and on Facebook http://www.facebook.com/lexariabioscience/

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Chris Bunka, CEO

(250) 765-6424

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

Boldt Runners Corporation

Case Mandel, CEO

+1 (833)-GO-BOLDT

hello@cannadips.com

www.cannadipsCBD.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids, nicotine or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, letter of intent, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.